Exhibit 99.1

PetroLogistics LP Announces Resumption of Propylene Production

Houston, TX – January 9, 2013 - PetroLogistics LP (the “Partnership”) announced today that it has successfully completed all repairs to its propane dehydrogenation facility and the facility has resumed propylene production.

About PetroLogistics LP

PetroLogistics LP is a limited partnership, which owns and operates the only U.S. propane dehydrogenation facility producing propylene from propane. The Partnership’s headquarters and operations are located in Houston, Texas.

For more information, please contact investor@petrologistics.com or (855) 840-7140.

Forward-Looking Statements

Certain statements and information in this release may constitute “forward-looking statements.”  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with Securities and Exchange Commission, including our prospectus dated May 3, 2012, filed on May 7, 2012, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.